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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference of our report dated June 30, 1997 with respect to the financial statements of Oxford Valley Road Associates, incorporated by reference into Pennsylvania Real Estate Investment Trust's Current Report on Form 8-K dated October 14, 1997, in this Registration Statement and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 250,000 shares of its beneficial interests.


                                    /s/ Zelenkofske Axelrod and Co., Ltd.


Jenkintown, PA
January 5, 1999